    As filed with the Securities and Exchange Commission on June 17, 1998.
                    Registration No. 333-__________________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            450 FIFTH STREET N.W.
                            WASHINGTON, D.C. 20549

                           -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                              SCHLOTZSKY'S, INC.
            (Exact name of registrant as specified in its charter)

               TEXAS                                          74-2654208
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

         203 COLORADO STREET                                      78701
            AUSTIN, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                              SCHLOTZSKY'S, INC.
                            1993 STOCK OPTION PLAN
                              SCHLOTZSKY'S, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)

                MONICA GILL                              COPY TO:
          CHIEF FINANCIAL OFFICER               PHILLIP M. SLINKARD, ESQ.
            203 COLORADO STREET                      GENERAL COUNSEL
            AUSTIN, TEXAS 78701                    203 COLORADO STREET
             (512) 236-3600                        AUSTIN, TEXAS 78701
    (Name, address and telephone number               (512) 236-3600
 including area code, of agent for service)

                           -----------------------

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLE OF CLASS OF SECURITIES TO    AMOUNT TO BE     OFFERING PRICE          AGGREGATE           REGISTRATION
        BE REGISTERED              REGISTERED(1)    PER SHARE(2)(3)    OFFERING PRICE (2)(3)       FEE(3)
------------------------------------------------------------------------------------------------------------
Shares of Common Stock, no par
  value per share                    900,000             $15.50             $13,950,000          $4,227.27
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

          (1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the 1993 Stock Option Plan and the Employee Stock Purchase Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
          (2) Estimated solely for the purpose of calculating the registration fee.
          (3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the 1993 Stock Option Plan and the Employee Stock Purchase Plan is based on the average bid and asked price of the Common Stock on NASDAQ on June 11, 1998.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

The information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.



                                   PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997;

     (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (3) the descriptions of the Common Stock, no par value per share, of the registrant (the "Common Stock") set forth in the registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all amendments and reports which have been filed for the purpose of updating such descriptions.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The information required by this item is not applicable to this Registration Statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The information required by this item is not applicable to this Registration Statement.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Registrant has authority under Articles 2.02 (A) (16) and 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation and Bylaws allow indemnification of directors and officers to the extent permitted by said provisions of the TBCA.

The TBCA provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person (i) conducted himself in good faith; (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify a person under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Reference is also made to the Articles of Incorporation, which limit or eliminate a director's liability for monetary damages to the Registrant or its shareholders for acts or omissions in the director's capacity as a director, except that the articles of incorporation do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant of an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute. The Registrant's Bylaws further provide that the Registrant may indemnify its officers and directors to the fullest extent permitted by law.

Pursuant to a policy of directors' and officers' liability and corporation reimbursement insurance, with total annual limits of $5,000,000 the registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The information required by this item is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

     The following documents are filed as a part of this Registration Statement.

     Exhibit
     Number              Description of Exhibit
     -------             ----------------------
       *  4.1       --   Articles of Incorporation of the Registrant, as
                         amended.
       *  4.2       --   Bylaws of the Registrant, as amended.
       +  4.3(a)    --   Schlotzsky's, Inc. 1993 Third Amended and Restated
                         Stock Option Plan of the Registrant and form of
                         Incentive Stock Option Agreement.
          4.3(b)    --   Amendments to 1993 Third Amended and Restated Stock
                         Option Plan
       *  4.4       --   Specimen Stock Certificate evidencing the common stock.
       *  4.5       --   Form of Non-Qualified Option Agreement under the
                         Registrant's 1993 Third Amended and Restated Stock
                         Option Plan.
          4.6       --   Schlotzsky's, Inc. Employee Stock Purchase Plan.
          5.1       --   Opinion of Hughes & Luce, LLP regarding legality of
                         securities being registered.
          23.1      --   Consent of Hughes & Luce, LLP (included in the firm's
                         opinion filed as Exhibit 5.1).
          23.2      --   Consent of Independent Accountant.
       *  24.1      --   Power of Attorney (see signature page of this
                         Registration Statement).

*    Filed as an Exhibit to the registrant's Form S-1 filed October 12, 1995
+    Filed as an Exhibit to the registrant's Form S-1 filed September 19, 1997


ITEM 9.  UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on June 16, 1998:



                                        SCHLOTZSKY'S, INC.

                                        By:  /s/ JOHN C. WOOLEY
                                             ---------------------------
                                             John C. Wooley
                                             Chairman of the Board
                                             and President



                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John C. Wooley and Monica Gill, each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                        CAPACITY                  DATE
       ---------                        --------                  ----
/s/ John C. Wooley
------------------------
John C. Wooley           Chairman of the Board and President    June 15, 1998
                         (Principal Executive Officer)

/s/ Jeffrey J. Wooley
------------------------
Jeffrey J. Wooley        Senior Vice President, Secretary,      June 15, 1998
                         Director

/s/ Monica Gill
------------------------
Monica Gill              Chief Financial Officer (Principal     June 15, 1998
                         Financial Officer)

/s/ John L. Hill, Jr.
------------------------
John L. Hill, Jr.        Director                               June 16, 1998

/s/ Azie Taylor Morton
------------------------
Azie Taylor Morton       Director                               June 16, 1998

/s/ John M. Rosillo
------------------------
John M. Rosillo          Director                               June 16, 1998

/s/ Raymond A. Rodriguez
------------------------
Raymond A. Rodriguez     Director                               June 15, 1998

/s/ Floor Mouthaan
------------------------
Floor Mouthaan           Director                               June 17, 1998

                                    INDEX TO EXHIBITS

                                                                                           Sequential
Exhibit                                                                                    Page
Number        Description of Exhibit                                                       Number
------        ----------------------                                                       ----------
4.1      --   Articles of Incorporation of the Registrant, as amended.                       N/A
4.2      --   Bylaws of the Registrant, as amended.                                          N/A
4.3(a)   --   Schlotzsky's, Inc. 1993 Third Amended and Restated Stock Option Plan of
               the Registrant and form of Incentive Stock Option Agreement.                  N/A
4.3(b)   --   Amendments to 1993 Third Amended and Restated Stock Option Plan.               --
4.4      --   Specimen Stock Certificate evidencing the common stock.                        N/A
4.5      --   Form of Non-Qualified Option Agreement under the Registrant's 1993
               Third Amended and Restated Stock Option Plan.                                 N/A
4.6      --   Schlotzsky's, Inc. Employee Stock Purchase Plan.                               --
5.1      --   Opinion of Hughes & Luce, LLP regarding legality of securities being
               registered.                                                                   --
23.1     --   Consent of Hughes & Luce, LLP (included in the firm's opinion filed as
               Exhibit 5.1).                                                                 N/A
23.2     --   Consent of Independent Accountant.                                             --
24.1     --   Power of Attorney (see signature page of this Registration Statement).         N/A